UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15440 LAGUNA CANYON ROAD, SUITE 150, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 21, 2014, Patient Safety Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the agreement and plan of merger (the “Merger Agreement”), dated as of December 31, 2013, by and among Stryker Corporation (“Stryker”), PS Merger Sub Inc. (“Merger Sub”) and the Company, which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Stryker.

As of February 24, 2014, the record date for the Special Meeting, there were (i) 38,865,508 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding and (ii) 10,950 shares of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 31,218,086 shares of Common Stock and 9,200 shares of Series A Preferred Stock, representing approximately 80.32% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The adoption of the Merger Agreement;

(2)	The approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the Company’s named executive officers in connection with the Merger; and

(3)
The approval of the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 25, 2014.

1.	Proposal to approve the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
30,984,778	188,237	54,271	—

2.	Proposal to approve on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain	Broker Non-Votes
26,897,591	1,868,288	2,461,407	—

3.
Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
30,644,169	550,981	32,136	—

Adjournment of the Special Meeting to a later time or date was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.  No other business properly came before the Special Meeting.

Item 8.01 Other Events.

On March 21, 2014, the Company issued a press release regarding stockholder approval of the Merger Agreement and certain related matters.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Patient Safety Technologies, Inc. dated March 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

Date: March 21, 2014	By:	/s/ David C. Dreyer
David C. Dreyer, Executive Vice President,
Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release of Patient Safety Technologies, Inc. dated March 21, 2014.